Exhibit 10.6

American Tower Corporation Notice of Grant of Nonqualified Stock Option and Option Agreement (U.S. Employee / Time)	American Tower Corporation ID: 65-0723837 116 Huntington Ave Boston, MA 02116
Administrator 116 Huntington Avenue 11th Floor Boston MA United States 02116	Participant Name: Option Number: Plan: ID:

American Tower Corporation, a Delaware corporation (the “Company”), hereby grants to the Participant named above (“you”) a nonqualified stock option (the “Option”) to purchase the number of shares of Class A Common Stock, par value $0.01 per share (the “Stock”) of the Company set forth below on the terms of this Notice of Grant of Nonqualified Stock Option and Option Agreement (this “Agreement”), subject to your acceptance of this Agreement and the provisions of the American Tower Corporation 2007 Equity Incentive Plan, as amended from time to time (the “Plan”).

Date of Grant:	, 20

Number of Shares:

Exercise Price per Share:

The Option will vest and become exercisable on the following schedule:

on or after , 20 , as to shares,

on or after , 20 , as to additional shares,

on or after , 20 , as to additional shares, and

on or after , 20 , as to additional shares.

The Option will expire on, and may not be exercised for any shares after                              (the “Expiration Date”).

American Tower Corporation	Date

By your signature below, you agree with the Company to the terms of this Agreement.

Participant	Date

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Alternative (for electronic award administration):

Participant’s Online Acceptance is required through E*TRADE

I understand that I must accept this grant online through my E*TRADE account. By doing so I acknowledge that I agree with the Company to the terms of this Agreement, and I intend that by clicking the “Accept” button for this grant package to have the same force in all respects as my handwritten signature

Date:

Stock Option Terms

1. Plan Incorporated by Reference. The provisions of the Plan are incorporated into and made a part of this Agreement by this reference. Capitalized terms used and not otherwise defined in this Agreement have the meanings given to them in the Plan. The Committee administers the Plan, and its determinations regarding the interpretation and operation of the Plan and this Agreement are final and binding. The Board may in its sole discretion at any time terminate or from time to time modify and amend the Plan as provided therein. You may obtain a copy of the Plan without charge upon request to the Company’s Human Resources Department.

2. Number of Shares; Exercise Price. The number of shares of Stock subject to the Option and the Exercise Price to be paid for each share upon exercise of the Option, both of which are subject to adjustment as provided in the Plan, are stated on the first page of this Agreement.

3. Exercisability of Option. The Option will vest and may be exercised from time to time, while you are employed by the Company or one of its Affiliates, for the respective numbers of shares and at the times stated in the vesting schedule on the first page of this Agreement, subject to the other terms hereof. You shall not earn any rights under the Option except in conformity with such schedule and until all other conditions that are required to be met in order to exercise the Option have been satisfied.

4. Termination of Employment. Upon termination of your employment with the Company and its Affiliates for any reason other than Qualified Retirement, death or Disability, any portion of the Option that is unvested as of the termination date will be canceled for no value. Upon termination of your employment with the Company and its Affiliates by reason of Qualified Retirement, death or Disability, any portion of the Option that is unvested as of the termination date shall immediately vest on such termination date. If your termination is:

•	for any reason other than Qualified Retirement, death or Disability, any portion of the Option that is then vested may be exercised only during the 90 calendar days following the termination date; or

•	due to your Qualified Retirement, death or Disability, the Option may be exercised only during the three calendar years following the termination date.

In any event, the Option will expire without value on, and may not be exercised as to any shares after, the Expiration Date. Authorized leave of absence or absence on military or government service shall not constitute termination of your employment for this purpose so long as either (a) such absence is for a period of no more than 90 calendar days or (b) your right to re-employment after such absence is guaranteed either by statute or by contract.

For purposes of this Agreement, (i) “Qualified Retirement” shall mean that (a) you shall have a combined age and years of service with the Company and its Affiliates of at least 65 years, provided further that you must (I) be at least 55 years old and (II) have a minimum of five years of service with the Company and its Affiliates and (b) you must execute a release containing non-compete, non-solicitation and non-disparagement provisions in a form and with the content satisfactory to the Company; and (ii) “Disability” shall have the meaning set forth in Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

It is your responsibility to exercise the Option, if at all, before the Expiration Date or any earlier date that the Option is terminated. The Company is not responsible for notifying you before your right to exercise ceases and will not make any adjustment if the Option terminates unexercised.

5. Method of Exercise. The Option may only be exercised for the purchase of whole shares. To exercise the Option, you or your legal representative must deliver to the Company, in the manner prescribed by the Company, notice of exercise specifying the number of vested shares with respect to which the Option is being exercised, accompanied by payment of the aggregate Exercise Price for such shares (i) in cash or by certified check, (ii) in the form of a payment commitment of a financial or brokerage institution acceptable to the Committee, (iii) if and as then permitted by the Committee, in shares of Stock (including without limitation shares withheld from those issuable under the Option) valued at their Fair Market Value on the date of delivery (which may, in the Committee’s discretion, be by attestation) or withholding, or (iv) in such other form as the Committee may approve. Promptly following such notice and payment (but subject to Sections 6 and 8 hereof), the Company will deliver to you (or such legal representative) the number of shares for which the Option is being exercised.

6. Withholding Taxes. You are responsible for any income or other tax liability attributable to the Option. It is a condition to the issuance of shares upon exercise of the Option that you shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld with respect to the exercise of the Option no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind for your benefit. In the Committee’s discretion, the minimum tax obligations required by law to be withheld with respect to the exercise of the Option may be paid in whole or in part in shares of Stock, including shares withheld from the exercise of the Option, valued at their Fair Market Value on the date of withholding or delivery.

7. Termination; Forfeiture. Notwithstanding any other provision of this Agreement, (i) the Option, whether or not vested in whole or in part, shall be canceled and forfeited and (ii) you shall be obligated to (a) transfer to the Company any shares previously issued upon exercise of the Option and (b) pay to the Company all gains realized by any person from the disposition of any such shares if: (I) your employment with the Company or any Affiliate is terminated for cause or (II) following termination of employment for any reason, either (A) the Company determines that you engaged in conduct while an employee that would have justified termination for cause or (B) you violate any applicable confidentiality or non-competition agreement with the Company or any Affiliate. Termination for cause means criminal conduct involving a felony in the U.S. or the equivalent of a felony under the laws of other countries, material violations of civil law related to your job responsibilities, fraud, dishonesty, self-dealing, breach of your obligations regarding the Company’s intellectual property, or willful misconduct that the Committee determines to be injurious to the Company.

8. Compliance with Law; Lock-Up Agreement. The Company shall not be obligated to issue any shares of Stock or other securities upon exercise of the Option unless the Company is satisfied that all requirements of law or any applicable stock exchange in connection therewith (including without limitation the effective registration or exemption of the issuance of such shares or other securities under the Securities Act of 1933, as amended, and applicable state securities laws) have been or will be complied with, and the Committee may impose any restrictions on your rights as it shall deem necessary or advisable to comply with any such requirements. You further agree hereby that, as a condition to the purchase of shares upon exercise of the Option, you will enter into and perform any underwriter’s lock-up agreement requested by the Company from time to time in connection with public offerings of the Company’s securities.

9. Rights as Stockholder. You shall have no rights as a stockholder with respect to any shares of Stock or other securities covered by the Option until the issuance of such shares or other securities. No adjustment shall be made for dividends or other rights for which the record date occurs before the date of any such issuance.

10. Effect on Your Employment. Neither the adoption, maintenance, or operation of the Plan nor the award of the Option confers upon you any right to continue your employment with the Company or any Affiliate, nor shall they interfere with the rights of the Company or any Affiliate to terminate or otherwise change the terms of such employment or service at any time, including, without limitation, the right to promote, demote or reassign you from one position to another in the Company or any Affiliate. Unless the Committee otherwise provides in any case, your employment with an Affiliate shall be deemed to terminate for purposes of the Plan when such Affiliate ceases to be an Affiliate of the Company.

11. Nontransferability. You may not assign or transfer the Option or any rights under it except by will or by the laws of descent and distribution, and it shall be exercisable during your life only by you or your legal representative; provided, however, that if this Option is a non-qualified stock option, as set forth on page 1 of this Agreement, you may transfer the Option to the extent expressly permitted in writing by the Committee.

12. Corporate Events. The terms of the Option may be changed without your consent as provided in the Plan upon a change in control of, or certain other corporate events affecting, the Company. Without limiting the foregoing, the number and kind of shares or other securities or property issuable upon exercise of the Option or the Exercise Price may be changed, the vesting schedule may be accelerated, the Option may be assumed by another issuer, or the Option may be terminated, as the Committee may consider equitable to the participants in the Plan and in the best interests of the Company.

13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the United States of America and the law (other than the law governing conflict of law questions) of the Commonwealth of Massachusetts except to the extent the laws of any other jurisdiction are mandatorily applicable.

14. Amendment and Termination of the Option. The Option may be amended or terminated by the Company before the Expiration Date, with or without your consent, as permitted by the Plan.

Incentive Stock Option Provisions: If this Option is intended to qualify as an Incentive Stock Option, it will be clearly stated on page 1 of this Agreement. Incentive Stock Option tax treatment requires compliance with a number of factors, and the Company gives no assurance that this Option will, in fact, be treated as an Incentive Stock Option, even if stated on page 1 hereof. You agree to notify the Company promptly in the event that you sell, transfer, exchange or otherwise dispose of any shares of Stock issued upon exercise of any Incentive Stock Option before the later of (i) the second anniversary of the date of grant of the Option and (ii) the first anniversary of the date such shares were issued upon exercise of the Option.